SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                            SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
                                  -------------
Exchange Act of 1934

Check the appropriate box:

[ X ] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14c-5(d)(2))
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[   ] Definitive Information Statement

                               NUWAY ENGERGY, INC.
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                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee  (Check the appropriate box)

[ X ] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
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1)Title of each class of securities to which transaction applies:
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2)Aggregate number of securities to which transaction applies:
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3)Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is
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calculated and state how it was determined):
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4)Proposed maximum aggregate value of transaction:
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5)Total fee paid:
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid
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previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)Amount Previously Paid:
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2)Form, Schedule or Registration Statement No.:
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3)Filing Party:
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4)Date Filed:
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
                              INFORMATION STATEMENT
                                       OF
                               NUWAY ENERGY, INC.
                          19100 Von Karmon Avenue #450
                                Irvine, CA 92612

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is first being furnished on or about September 11, 2002 to the holders of record as of the close of business on June 28, 2002 of the common stock of NuWay Energy, Inc. ("NuWay").

     This Information Statement is being sent in compliance with Section 228(e) of the Delaware General Corporation Law.

     NuWay's Board of Directors has approved, and a total of 6 stockholders owning 3,930,183 shares of the 7,761,353 shares of common stock outstanding as of June 28, 2002 have consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Delaware General Corporation Law and NuWay's By-Laws to approve the action. Accordingly, the action will not be submitted to the other stockholders of NuWay for a vote and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.


                          ACTION BY BOARD OF DIRECTORS
                                       AND
                             CONSENTING STOCKHOLDERS


GENERAL

     NuWay will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. NuWay will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of NuWay's common stock.

     NuWay will only deliver one information statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. NuWay will promptly deliver a separate copy of this information statement and future shareholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future shareholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

          NuWay Energy, Inc.
          19100 Von Karmon Avenue   #450
          Irvine, CA  92612
          (949) 553-8002

     Security holders may also address future requests regarding delivery of information statements and/ or annual reports by contacting NuWay at the address listed above.

INFORMATION ON CONSENTING STOCKHOLDERS

     Pursuant to NuWay's Bylaws and the Delaware General Corporation Act, a vote by the holders of at least a majority of NuWay's outstanding capital stock is required to effect the action described herein. NuWay's Certificate of Incorporation does not authorize cumulative voting. As of the record date, NuWay had 7,761,353 voting shares of common stock issued and outstanding of which 3,880,677 shares are required to pass any stockholder resolutions. The consenting stockholders, who consist of 6 current stockholders of NuWay, are collectively the record and beneficial owners of 3,930,183 shares, which represents 50.6% of the issued and outstanding shares of common stock. Pursuant to Section 228 (a) of the Delaware General Corporation Act, the consenting stockholders voted in favor of the action described herein in a written Consent, dated June 28, 2002. No consideration was paid for the consent. The consenting stockholders were Todd Sanders, William Bossung, Augustine Fund, L.P., Camden Holdings, Inc., Brian Porter and David Matteson.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

     None.

PROPOSALS BY SECURITY HOLDERS

     None.

DISSENTERS' RIGHT OF APPRAISAL

     There are no appraisal rights regarding any matter to be acted upon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of June 28, 2002 as to each person who is known to NuWay to be the beneficial owner of more than 5% of NuWay's outstanding common stock and as to the security and percentage ownership of each executive officer and director of NuWay and all officers and directors of NuWay as a group. Except where specifically noted, each person listed in the table has sole voting and investment power with respect to the shares listed.

     In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of June 28, 2002.


                                                     Number of shares of common  Percentage of common stock
Name and Address of Beneficial Owner                  stock beneficially owned       beneficially owned
---------------------------------------------------  --------------------------  ---------------------------

Augustine Fund, L.P.(1)                                               1,622,520                        20.9%
---------------------------------------------------  --------------------------  ---------------------------
M.H. Meyerson & Co. Inc.(2)                                           1,167,454                        15.0%
---------------------------------------------------  --------------------------  ---------------------------
Camden Holdings, Inc.(3)                                              1,000,000                        12.9%
---------------------------------------------------  --------------------------  ---------------------------
William Bossung (4)(5)                                                  839,403                        10.8%
---------------------------------------------------  --------------------------  ---------------------------
Todd Sanders(4)(6)                                                      718,260                         9.3%
---------------------------------------------------  --------------------------  ---------------------------
Dennis Calvert(4)(7)                                                        -0-                           *
---------------------------------------------------  --------------------------  ---------------------------
Joseph Provenzano(4)(8)                                                     -0-                           *
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Michael Iscove(4)(9)                                                     50,000                           *
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Joseph Tawil(4)(10)                                                     100,000                         1.3%
---------------------------------------------------  --------------------------  ---------------------------
All executive officers and directors as a group (6
 persons)                                                             1,707,663                        22.0%
---------------------------------------------------  --------------------------  ---------------------------

     * Less than 1%.

(1) Based upon filings by Augustine Fund, L.P. with the Securities and Exchange Commission. Includes 302,857 shares owned by Brian Porter. Includes 30,286 shares owned by David Matteson. Mr. Porter and Mr. Matteson are controlling members, directors and/or officers of Augustine Capital, the general partner of Augustine Fund, L.P. The address for Augustine Fund, L.P. is 141
     W.  Jackson,  Suite  2182,  Chicago,  IL  60604.
(2) Includes 698,710 shares which may be acquired upon exercise of NuWay's publicly traded warrants at an exercise price of $3.00 per share and 225,000 shares of stock which may be acquired upon exercise of investment banker warrants at an exercise price of $1.06 per share. The address for M.H. Meyerson & Co. is 525 Washington Blvd., Jersey City, NJ 07503.
(3) The address for Camden Holdings, Inc. is 9595 Wilshire Blvd., Beverly Hills, CA 90210.
(4) The address for each named officer and director is 19100 Von Karman Ave., Suite 450, Irvine CA 92612.
(5) Mr. Bossung is the chief operating officer, secretary and a director of NuWay. Includes 125,000 shares which may be acquired upon exercise of NuWay's publicly traded warrants at an exercise price of $3.00 per share.
(6) Mr. Sanders is a director of NuWay. Includes 125,000 shares which may be acquired upon exercise of NuWay's publicly traded warrants at an exercise price of $3.00 per share.
(7)  Mr.  Calvert  is  the  president  and  a  director  of  NuWay.
(8)  Mr. Provenzano is a director of NuWay.
(9) Mr. Iscove is a director of NuWay. Includes 50,000 shares which may be acquired upon exercise of NuWay's options at an exercise price of $0.30 per share.
(10) Mr. Tawil is the acting chief financial and accounting officer of NuWay. Includes 100,000 shares which may be acquired upon exercise of NuWay's options at an exercise price of $0.30 per share.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

     The following action was taken based upon the unanimous recommendation of NuWay's Board of Directors and the written Consent of the consenting stockholders:


                                    ACTION 1
                 APPROVAL OF GENESIS HEALTH TECH ASSET AGREEMENT

     On June 28, 2002, the Board and the consenting stockholders issued a Joint Consent whereby they unanimously adopted and approved an Asset Purchase Agreement (the "Genesis Agreement") by and among NuWay, Camden Holdings, Inc., a Nevada corporation, and Genesis Health Tech, Inc., a Nevada corporation, pursuant to which NuWay will purchase a comprehensive database of healthcare providers throughout the U.S. in exchange for 666,667 shares of our restricted common stock. The Genesis Agreement will result in one individual receiving approximately a 19.8% interest in NuWay after giving effect to the transaction. The closing of this transaction remains subject to the effectiveness of this
Schedule 14C and our compliance with NASDAQ regulations, including all requisite filings. It is the opinion of the Board and the consenting shareholders that the Genesis Agreement is desirable to effectuate NuWay's shift in business focus toward the medical technology and healthcare services industries.